EXHIBIT 99.1


                              WTC INDUSTRIES, INC.
                              --------------------

FOR IMMEDIATE RELEASE
---------------------

August 5, 2003

Contact:     Greg Jensen, Chief Financial Officer
             WTC Industries, Inc.
             OTC Bulletin Board: WTCO
             Telephone:         (651) 554-3140
             Fax:               (651) 450-5182

              WTC INDUSTRIES, INC. ANNOUNCES SECOND QUARTER RESULTS

      EAGAN, MINNESOTA. WTC Industries, Inc. and its wholly owned subsidiary PentaPure Incorporated reported results for the second quarter ended June 30, 2003. Net sales for the second quarter were $6,844,000, a decrease of 4% from net sales of $7,116,000 in 2002. For the first six months of 2003, the Company had net sales of $12,259,000, a decrease of 6% from prior year sales of $13,084,000. The primary reason for the decrease in 2003 net sales when compared to 2002 is the one-time sale for $842,000 of the Company's larger filtration systems that occurred in second quarter 2002. Excluding the impact of that one-time sale, net sales for second quarter 2003 increased 9% compared to the same period in 2002. The increase is due to adding another major brand name appliance customer that utilizes the Company's water filtration systems and an increase in replacement filters sales due to the increased installed base of home refrigerators that will accept the Company's replacement filters.

      For the three and six month periods ended June 30, 2003, net income before taxes was $990,000 and $1,656,000, respectively, representing 14% and 13% of net sales, respectively. During the same periods in 2002, net income before taxes was $974,000 and $1,885,000, respectively, representing 14% of net sales in each period.

      Net income for the second quarter was $614,000, compared to $2,374,000 in 2002. Basic and fully diluted earnings per share for second quarter 2003 were $.36 and $.27, respectively, compared to $1.57 and $1.06, respectively, in 2002. For the first six months of 2003, net income was $1,027,000 or $.62 per basic share and $.46 per fully diluted share, compared to net income of $3,285,000 or $2.18 per basic share and $1.51 per fully diluted share for the same period in 2002. The primary reason for the reduction in earnings per share for both periods in 2003 is because last year's earnings per share included an income tax benefit totaling $1,400,000, whereas in 2003 the Company recorded income tax expense of $376,000 and $629,000 for the three and six month periods.

Commenting on the results for both the second quarter and six months results for 2003, Mr. Jim Carbonari, President and Chief Executive Officer, said, "The increase in net sales (apart from the one-time sale in 2002) was due to increased sales of both original equipment and replacement filters to the appliance market. Gross profit margins continued to improve, compared to both a year ago and the most recent quarter, primarily due to our ongoing cost reduction efforts and the increase in replacement filters sales as a percentage of total sales. The increase in SG&A spending in the 2003 periods, compared to the same periods in 2002, is due to higher employee expenses because of new staff additions, professional services, and occupancy related expenses as a result of the facility expansion in first quarter 2003. Research and development expenses increased in both periods in 2003 compared to 2002, primarily due to new product development and projects undertaken to reduce manufacturing costs and enhance product performance. For these reasons, income from operations for the three and six month periods ended June 30, 2003 were $1,063,000 and $1,802,00, respectively compared to $1,066,000 and $2,063,000 for the same periods in 2002."

      Commenting on business conditions and the outlook for the remainder of 2003, Mr. Carbonari commented, "We plan to continue the Company's growth strategy to become the market leader of water filtration systems in the appliance industry. The Company will continue to invest in new product development and cost reduction programs, which should result in increased sales of new products and improved gross profit margins as we head into 2004."

      WTC Industries, Inc. designs, manufactures and markets water filtration and purification products and systems for consumer, commercial, industrial, residential, portable, outdoor, and emergency applications worldwide.

      Except for historical information, the matters discussed in this press release (such as expected sales and profitability) are forward-looking statements that involve risks and uncertainties. Actual results could differ materially and adversely from the forward-looking statement for the reasons described in the Company's filings with the Securities and Exchange Commission, including those referred to in its Annual Report on Form 10-K for the quarter ended December 31, 2002, and including, but not limited to, loss of a significant customer, unanticipated manufacturing difficulties or quality control problems, disruption in sources of supply, sufficiency of working capital, the effect of economic conditions, the impact of competitive products, pricing pressure from customers, and technological difficulties.

                       WTC INDUSTRIES, INC. AND SUBSIDIARY
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                            Three months ended June 30,           Six months ended June 30,
                                                          -------------------------------      -------------------------------
                                                              2003               2002              2003               2002
                                                          ------------       ------------      ------------       ------------
NET SALES                                                 $  6,844,364       $  7,116,179      $ 12,258,598       $ 13,084,026

COST OF GOODS SOLD                                           4,461,743          4,769,064         8,078,054          8,836,172
                                                          ------------       ------------      ------------       ------------

GROSS PROFIT                                                 2,382,621          2,347,115         4,180,544          4,247,854

OPERATING EXPENSES
       Selling, general and administrative                     729,727            717,381         1,401,233          1,385,155
       Research and development                                590,177            563,359           977,471            799,949
                                                          ------------       ------------      ------------       ------------
                                                             1,319,904          1,280,740         2,378,704          2,185,104
                                                          ------------       ------------      ------------       ------------

INCOME FROM OPERATIONS                                       1,062,717          1,066,375         1,801,840          2,062,750

NONOPERATING EXPENSE
       Interest Expense                                         71,120             92,735           144,621            177,418
       Loss on disposal of fixed assets                          1,401                 --             1,401                 --
                                                          ------------       ------------      ------------       ------------
                                                                72,521             92,735           146,022            177,418
                                                          ------------       ------------      ------------       ------------

INCOME BEFORE INCOME TAXES                                     990,196            973,640         1,655,818          1,885,332

INCOME TAX (EXPENSE) BENEFIT                                  (376,275)         1,400,000          (629,275)         1,400,000
                                                          ------------       ------------      ------------       ------------

NET INCOME                                                $    613,921       $  2,373,640      $  1,026,543       $  3,285,332
                                                          ============       ============      ============       ============

PER COMMON SHARE DATA - BASIC & DILUTED

EARNINGS PER SHARE - BASIC                                $       0.36       $       1.57      $       0.62       $       2.18
                                                          ============       ============      ============       ============
EARNINGS PER SHARE - DILUTED                              $       0.27       $       1.06      $       0.46       $       1.51
                                                          ============       ============      ============       ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

       BASIC                                                 1,683,000          1,513,000         1,662,000          1,508,000
                                                          ============       ============      ============       ============
       DILUTED                                               2,240,000          2,247,000         2,228,000          2,176,000
                                                          ============       ============      ============       ============


                                                            June 30,         December 31,
ASSETS                                                        2003               2002
------                                                    ------------       ------------
CURRENT ASSETS                                            $  9,586,789       $  7,689,911
PROPERTY & EQUIPMENT, NET                                    4,010,049          2,710,671
OTHER ASSETS                                                 2,217,363          3,257,669
                                                          ------------       ------------
                                                          $ 15,814,201       $ 13,658,251
                                                          ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES                                       $  7,082,420       $  4,863,637
LONG TERM OBLIGATIONS                                        4,316,660          5,550,811
STOCKHOLDERS' EQUITY                                         4,415,121          3,243,803
                                                          ------------       ------------
                                                          $ 15,814,201       $ 13,658,251
                                                          ============       ============